JACK HENRY & ASSOCIATES, INC.

663 Highway 60, P. O. Box 807
Monett, Missouri 65708




NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF JACK HENRY & ASSOCIATES, INC.:

PLEASE TAKE NOTICE that the 1995 Annual Meeting of the Stockholders of Jack Henry & Associates, Inc., a Delaware corporation, will be held at the Monett City Park Casino, Monett, Missouri, on Tuesday, October 31, 1995, 11:00 a.m., local time, for the following purposes:

(1) To elect eight (8) directors to serve until the 1996 Annual Meeting of Stockholders;

(2) To vote upon the proposal to approve the adoption of the 1995 Non-Qualified Stock Option Plan; and

(3) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The close of business on September 25, 1995, has been fixed as the record date for the Annual Meeting. Only stockholders of record as of that date will be entitled to notice of and to vote at said meeting and any adjournment or postponement thereof.

The accompanying form of Proxy is solicited by the Board of Directors of the Company. Reference is made to the attached Proxy Statement for further informa-tion with respect to the business to be transacted at the Meeting.

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                              By Order of the Board of Directors



                              Janet E. Gray
                              Secretary
Monett, Missouri
September 27, 1995


JACK HENRY & ASSOCIATES, INC.
663 Highway 60
P.O. Box 807
Monett, Missouri 65708

PROXY STATEMENT
FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, October 31, 1995

This Proxy Statement and the enclosed proxy card (the "Proxy") are furnished to the stockholders of Jack Henry & Associates, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of Proxies by the Company's Board of Directors for use at the Company's 1995 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the "Annual Meeting"), to be held at the Monett City Park Casino, Monett, Missouri, at 11:00 a.m., local time, on

Tuesday, October 31, 1995. The mailing of this Proxy Statement, the Proxy, the Notice of Annual Meeting and the accompanying 1995 Annual Report to Stockholders is expected to commence on or about September 30, 1995.

The Board of Directors does not intend to bring any matters before the Annual Meeting except those indicated in the Notice and does not know of any matter which anyone else proposes to present for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the accompanying form of Proxy, or their duly constituted substitutes, acting at the Meeting, will be deemed authorized to vote or otherwise to act thereon in accordance with their judgment on such matters.

If the enclosed Proxy is properly executed and returned prior to voting at the Annual Meeting of the Stockholders, the shares represented thereby will be voted in accordance with the instructions marked thereon. All of the proposals, including the election of directors, will require the affirmative vote of a majority of the shares of common stock voting in person or by Proxy at the Annual Meeting.

Any stockholder executing a Proxy retains the power to revoke it at any time prior to the voting of the Proxy. It may be revoked by a stockholder personally appearing at the Annual Meeting and casting a contrary vote, by filing an instrument of revocation with the Secretary of the Company, or by the presen-tation at the Annual Meeting of a duly executed later dated Proxy.




VOTING
At the 1995 Annual Meeting, Stockholders will consider and vote upon:
(1)  The election of eight (8) directors;
(2)  Approval of the adoption of the 1995 Non-Qualified Stock Option Plan; and
(3)  Such other matters as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on September 25, 1995, the record date for the 1995 Annual Meeting, are entitled to notice of and to vote at such meeting. Stockholders are entitled to one vote for each share of Common Stock on each matter to be considered at the Annual Meeting.

The Company's authorized capital stock currently consists of 30,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 500,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock").
As of August 18, 1995, there were 11,694,054 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. At such date, the Company's executive officers and directors were entitled to vote, or to direct the voting of 4,676,322 shares of Common Stock, representing 40% of the shares entitled to vote at the 1995 Annual Meeting. Unless otherwise specified, all share numbers and other share data have been adjusted to reflect 3 for 2 stock splits in March 1992 and again in March 1993 and the 4 for 3 stock split in March 1994, each effected as stock dividends.

All shares represented by Proxy and all Proxies Solicited hereunder will be voted in accordance with the specifications made by the stockholders executing such Proxies. If a stockholder does not specify how a Proxy is to be voted, the shares represented thereby will be voted: (1) FOR the election as directors of the eight (8) persons nominated by management; (2) FOR approval of the adoption of the 1995 Non-Qualified Stock Option Plan; and (3) in accordance with the discretion of the persons to whom the Proxy is granted upon other matters that may properly come before the Annual Meeting.

                     STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS

The following table sets forth information as of August 18, 1995, concerning the equity ownership of those individuals who are known to be the beneficial owners, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, of 5% or more of the Company's Common Stock, and by all of the Company's directors and executive officers as a group:

                                                                             Number                Percentage
                                                                      of Shares               of Shares
                             Name and Address of                    Beneficially             Outstanding
 Title of Class                Beneficial Owner                       Owned (1)                  (1)

 $.01 par value            John W. Henry,                             3,328,120                27.90%
 Common Stock              Michael E. Henry,                             (2)
                           Vicki Jo Henry
                           and JKHY Partners
                           663 Highway 60
                           Monett, MO
                           Jerry D. Hall                              1,374,010                11.61%
                           663 Highway 60                                (3)
                           Monett, MO

                           Eddina F. Henry                             950,000                  8.12%
                           411 Lincoln Road South                        (4)
                           Monett, MO

                           Kennedy Capital Management,Inc.             716,707                  6.13%
                           425 N. New Ballas Rd
                           Suite 181
                           St. Louis, MO  63141

                           Fidelity Management & Research
                           Company
                           82 Devonshire St                            625,533                5.35%
                           Boston, MA  02109

                           All directors and executive offi-
                           cers as a group (10 persons)

                                                                      5,256,321              42.82%
                                                                         (5)

 (1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted below. With respect to shares held in the Company's 401(k) Employee Stock Ownership Plan (the "401(k) ESOP"), a participant has the right to direct the voting and disposition of shares allocated to his account.

 (2) Reflects information in a Schedule 13D, as amended, filed jointly by members of the Henry Family reporting formation of JKHY Partners (the "Partnership"), a family partnership of which the above listed individuals are partners. Mr. Henry separately may be deemed to beneficially own 3,193,975 shares, including 823,333 shares held individually, 26,642 shares allocated to his 401(k) ESOP account, 1,250,000 shares held by the Partner-ship, 144,000 shares currently acquirable by exercise of outstanding stock options, and 950,000 held in a living trust established by Mr. Henry's former spouse, Eddina F. Henry. Mr. Henry may be deemed to share benefi-cial ownership in such shares held in trust with Eddina F. Henry because he has been granted an irrevocable proxy to vote such shares. Michael E. Henry separately may be deemed to beneficially own 134,145 shares, includ-ing 24,806 shares held individually, 19,339 shares allocated to his 401(k) ESOP account and 90,000 shares currently acquirable by exercise of an outstanding stock option. Vicki Jo Henry does not beneficially own any shares of common stock in her individual capacity and her business address is 6851 South Holly Circle, Suite 270, Englewood, Colorado, 80112. The business address of Mr. Henry, Michael E. Henry and the Partnership is reflected in the table.

 (3) Includes 30,457 shares held in the Company's 401(k) ESOP for Mr. Hall's account and 144,000 shares currently acquirable by exercise of outstanding stock options.

 (4) Reflects information in a Schedule 13D filed by Eddina F. Henry to report shares held in a revocable trust for her benefit. As described above in Footnote (2), beneficial ownership over shares is shared with Mr. Henry.

 (5) Includes 579,999 shares which are or will be acquirable within 60 days under outstanding stock options, and 100,478 shares held in the Company's 401(k) ESOP for the accounts of all officers and directors as a group.




PROPOSAL 1
ELECTION OF DIRECTORS

Procedure

At the meeting, the stockholders will elect eight (8) directors to hold office for one-year terms ending at the Company's 1996 Annual Meeting of Stockholders or until their successors are elected and qualified. The Company's Board of Directors has nominated the Company's eight (8) current directors for reelection at the Annual Meeting.

The stockholders are entitled to one vote per share on each matter submitted to vote at any meeting of the Stockholders. Unless contrary instructions are given, the persons named in the enclosed Proxy or their substitutes will vote "FOR" the election of the nominees named below.

The Board of Directors believes that all of the nominees are willing to serve as
directors.   However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board of Directors, the persons named in the enclosed Proxy or their substitutes intend to vote for the election of such designated nominees.

Nominees For Election


The directors and nominees for election as directors of the Company, as well as certain information about them, are as follows:

                                                                                 Number of           Percentage of
                              Position with Com-                         Shares Benefi-     Shares Outstanding
            Name                     pany           Director Since     cially Owned (1)             (1)

 Michael E. Henry             Chairman and               1986                134,145               1.14%
                              Chief Executive                                 (2)
                              Officer
 Michael R. Wallace           President, Chief           1991                139,305               1.18%
                              Operating Officer                               (3)
                              and Director

 John W. Henry                Vice Chairman and          1977              3,193,975              26.98%
                              Senior Vice Presi-                              (2)
                              dent


 Jerry D. Hall                Executive Vice             1977              1,374,010              11.61%
                              President and Di-                               (4)
                              rector
 William W. Caraway           Senior Vice Pres-          1993                     8                  *
                              ident and Director                              (5)

 James J. Ellis               Director                   1985               67,546                   *
                                                                              (6)

 Burton O. George             Director                   1987               32,339                   *
                                                                              (6)
 George R. Curry              Director                   1989               88,790                   *
                                                                              (7)
_____________________
* Less than 1%


  (1) Information is set forth as of August 18, 1995. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted below. With respect to shares held in the Company's 401(k) Employee Stock Ownership Plan (the "401(k) ESOP"), a participant has the right to direct the voting and disposition of shares allocated to his account.

 (2) See "Stock Ownership of Certain Stockholders" - Footnote (2), above. The number of shares beneficially owned by each of John W. Henry and Michael E. Henry are separately listed in the table.

 (3) Includes 90,000 shares currently acquirable by exercise of an outstanding option and 13,755 shares held in the Company's 401(k) ESOP for Mr. Wallace's account.

 (4) See "Stock Ownership of Certain Stockholders" - Footnote (3), above.

 (5) Reflects eight (8) shares held in the Company's 401(k) ESOP for Mr. Caraway's account.

 (6) Includes 3,333 shares that are currently acquirable by exercise of an outstanding option.

 (7) Includes 85,457 shares held as trustee for self, shares held as trustee for family members, shares held in trust with spouse as co-trustee for her benefit, and 3,333 shares that are currently acquirable by exercise of an outstanding option.


The following information relating to the Company's directors and nominees for director, all of whom are United States citizens, is with respect to their principal occupations and positions during the past five years:

Michael E. Henry, age 34, Chairman of the Board, Chief Executive Officer and Director. Mr. Henry, the son of John W. Henry and a director of the Company since 1986, has served as the Company's Chairman of the Board and Chief Execu-tive Officer since October, 1994. He previously served as Vice Chairman and Senior Vice President since 1993. Previous to that he served as Manager of Research and Development since 1983. He joined the Company in 1979.

Michael R. Wallace, age 33, President, Chief Operating Officer and Director.
Mr. Wallace, a director of the Company since 1991, has served as President since 1993 and as the Chief Operating Officer since October, 1994. He previously served as Manager of Installation Services since 1986. He joined the Company in 1981.

John W. Henry, age 60, Vice Chairman and Senior Vice President. Mr. Henry, a founder and principal stockholder of the Company, has served as Vice Chairman since October, 1994. He previously served as Chairman of the Board from 1977 through 1994. He also has been a director since the Company's inception in 1977. He previously served as Chief Executive Officer from 1977 through 1988 and as President until 1989.

Jerry D. Hall, age 52, Executive Vice President and Director. Mr. Hall, a principal stockholder of the Company, has served as Executive Vice President since October, 1994. He previously served as Chief Executive Officer from 1990 through 1994. He also has been a director since the Company's inception in 1977. He previously served as President from 1989 through 1993 and as Vice President-Operations from 1977 through 1988.

William W. Caraway, age 44, Senior Vice President and Director. Mr. Caraway has served as a director of the Company and Senior Vice President since 1993. He had served as Manager of Sales and Marketing since 1991. He joined the Company in 1990 as Director of International Operations, having been employed since 1988 by Mellon Bank, Pittsburgh, Pennsylvania, as Vice President of Sales and Marketing.

James J. Ellis, age 61, Director. Mr. Ellis, a director of the Company since 1985, has been Managing Partner of Ellis/Rosier Financial Services since 1992. Mr. Ellis served as general manager of MONY Financial Services, Dallas, Texas, from 1979 until his retirement in 1992.

Burton O. George, age 68, Director. Mr. George, a director of the Company since 1987, is retired. He previously had been in the banking business since 1958, and most recently served as Chairman of the Board and Chief Executive Officer of First National Bank of Berryville, Berryville, Arkansas from 1985 through 1989.

George R. Curry, age 71, Director. Mr. Curry, a director of the Company since 1989, is Chairman of Central Bank, Lebanon, Missouri, with which he has been affiliated since 1949, as well as President of Central Shares, Inc., a bank holding company.


THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Company's Board of Directors held four (4) meetings during the last fiscal year. The Company maintains an Audit Committee and a Compensation Committee of which Messrs. Curry, George and Ellis are members. The Company does not maintain a standing Nominating Committee. The functions of the Audit Committee are to provide direct communication between the Board of Directors and the Company's auditors and to recommend the selection of the Company's auditors to the Board of Directors. The functions of the Compensation Committee are to recommend salaries for executives and key employees to the Board of Directors for approval and to review and make recommendations to the Board of Directors on compensation plans for the other employees. The Compensation Committee also administers the Company's 1987 Stock Option Plan. The Audit Committee met once and the Compensation Committee met twice during the last fiscal year and each director attended at least 75% of the total of all meetings of the Board of Directors and all committees on which they served.

Directors' Compensation

The Company's directors, who are not otherwise employed by the Company, are paid $1200 for each meeting of the Board of Directors that they attended and all directors are reimbursed for out-of-pocket expenses incurred in attending such meetings.



EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The executive officers and significant employees of the Company, as well as certain biographical information about them, are as follows:


                                           Officer/ Significant
     Name             Position with Company        Employee Since

Michael E. Henry         Chairman of the                   1983

                         Board and Chief
                         Executive Officer

Michael R. Wallace       President and Chief               1991
                         Operating Officer

John W. Henry            Vice Chairman and Senior          1977
                         Vice President

Jerry D. Hall            Executive Vice President          1977

William W. Caraway       Senior Vice President             1993

Terry W. Thompson        Vice President,                   1990
                         Chief Financial Officer
                         and Treasurer

Marguerite P. Butterworth  Vice President                  1993





The following information relating to the Company's executive officers and significant employees, all of whom are United States citizens, not already described herein, is with respect to their principal occupations and positions during the past five years:

Terry W. Thompson, Age 45, Vice President, Chief Financial Officer and Treasur-er. Mr. Thompson has served as Vice President, Chief Financial Officer and Treasurer of the Company since 1990.

Marguerite P. Butterworth, Age 47, Vice President. Ms. Butterworth has served as Vice President since February of 1993. Ms. Butterworth joined the Company in 1983 and was Hardware Manager from 1984 through 1993.


The Company is required to identify any director or officer who failed to timely file with the Securities and Exchange Commission a report, required under
Section 16(a) of the Securities Exchange Act of 1934, relating to ownership and changes in ownership of the Company's common stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. During the fiscal year ended June 30, 1995, the following officer/director was delinquent in filing a report: One Form 4, covering four transactions, was filed late by Mr. Caraway.

EXECUTIVE COMPENSATION

The following table sets forth certain information with regard to the compensa-tion paid by the Company to the Chief Executive Officer and to the Company's other four most highly compensated executive officers for the year ended June 30, 1995.



SUMMARY COMPENSATION TABLE

                    Annual Compensation
 Name and Prin-     Year          Salary          Bonus                 Oth-   Long-Term     All Other Com-
 cipal Position                     ($)            ($)                  er     Compensa-     pensation ($)
                                                                        An-    tion Shares
                                                                        nual   underlying
                                                                        Com-   Options
                                                                        pen-   (#)(2)
                                                                        sa-
                                                                        tion
                                                                        ($)
                                                                        (1)

 Michael E. Hen-    1995          $133,333        $37,500               -      40,000        -
 ry                 1994          $100,000        $   700               -      -             -
 Chairman and       1993          $ 91,384        $13,176               -      50,000        -
 Chief Executive
 Officer
 Michael R.         1995          $150,000        -                     -      40,000        -
 Wallace            1994          $120,833        $   700               -      -             -
 President and      1993          $ 91,384        $13,176               -      50,000        -
 Chief operating
 Officer

 John W. Henry      1995          $152,400        -                     -      -             -
 Vice Chairman      1994          $181,567        $   700               -      -             -
 and Senior Vice    1993          $193,867        $24,927               -      180,000       -
 President

 Jerry D. Hall      1995          $160,733        -                     -      -             $2,991 (3)
 Executive Vice     1994          $202,400        $   700               -      -             $2,766 (3)
 President          1993          $193,867        $24,927               -      180,000       $2,559 (3)

 William W. Car-    1995          $101,600        $142,732 (4)          -      -             -
 away               1994          $100,000        $ 70,110 (4)          -      -             -
 Senior Vice        1993          $ 85,417        $126,488 (4)          -      50,000        -
 President


    (1) For each listed officer, less than amount required to be re-ported.
    (2)          Adjusted for subsequent splits.
    (3)          Premium on key man insurance.
    (4)          Primarily comprised of commissions earned.






The following tables set forth information with respect to stock options granted to and exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1994, together with the number of options outstanding as of such date. All data has been adjusted for the 4 for 3 stock split in fiscal year 1994 and for the 3 for 2 stock splits effected in fiscal years 1993 and 1992.


Option Grants in Last Fiscal Year









                                                 Individual Grants
                   Number of       Percent of                                Potential Re-
                   Shares Un-      Total Op-                                 alizable Value
                   derlying Op-    tions                                     at Assumed
                   tions Grant-    Granted to                                Annual Rates
 Name              ed (#)          Employees                                 of Stock Price
                                   in Fiscal     Exercise or                 Appreciation
                                   Year          Base Price                  for Option
                                                 ($/Sh)        Expiration    Term (1)
                                                               Date
                                                                             5% ($)
                                                                                              10% ($)

 Michael E.        40,000          17%           $10.00        5/4/05        $200,000         $400,000
 Henry
 Michael R.        40,000          17%           $10.00        5/4/05        $200,000         $400,000
 Wallace

_____________________________
(1) The amounts in these columns are required to be disclosed by the SEC at rates set by regulation and are not intended to forecast possible future appreciation of Company stock or amounts that may ultimately be realized upon exercise. The Company chose not to use an alternative formula for grant date valuation.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND JUNE 30, 1995 OPTION VALUES



                                  Shares                             Number of Shares                      Value of
                                 Acquired                         Underlying Unexercised           Unexercised In-the-Money
                                    on            Value               Options at 6/30/95            Options at 6/30/95
             Name                Exercise      Realized ($)    Exercisable     Unexercisable     Exercisable     Unexercisable
 Jerry D. Hall                      --               --       144,000         36,000           $1,274,400         $318,600

 John W. Henry                      --               --       144,000         36,000           $1,274,400         $318,600
 Michael E. Henry                   --               --        90,000            --             $653,750           $   --
 Michael R. Wallace                 --               --        90,000            --             $653,750           $   --

 William W. Caraway               12,000         $74,840           -             --                  -             $    --










COMPENSATION COMMITTEE REPORT
The Company's executive officer compensation program is administered and reviewed by the Compensation Committee. The Compensation Committee consists of three independent, non-employee Directors of the Company. There was no insider participation on the Compensation Committee.

   The objectives of the Company's executive officer compensation program are to:

    Encourage continuation of JHA's entrepreneurial spirit

    Attract and retain highly qualified and motivated executives

    Encourage esprit de corps and reward outstanding performance

In meeting the foregoing objectives, the Compensation Committee strives for the interests of management and shareholders to be the same - the maximization of shareholder values. The components of the executive compensation program which are employed by the Committee to meet these goals include base salary, discre-tionary bonuses, and stock options.

Salaries are established at levels to compensate for the position held and contributions made by each executive. Recommendations regarding increases in salary are based upon subjective evaluation of each individual's performance and contribution.

A short-term incentive is provided for all non-commission executives, who share in the Company's annual discretionary bonus pool pro rata based on their salary as a percent of total eligible salaries. The annual discretionary bonus rewards all the executives as a team for short-term Company performance measured by earnings. This year the annual discretionary bonus was awarded to the manage-ment team in light of an increase in the Company's stock price and increased earnings per share. The management team was included with all employees in the Christmas bonus.

A longer term incentive is provided by the award of stock options because the ultimate value of options granted will be determined by long-term growth in the Company stock price. Awards of options are believed to help focus executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. This component of executive compensation is provided through the Company's 1987 Stock Option Plan (the "Plan"), under which the executive officers, and all other employees of the Company and its subsid-iaries, are eligible to receive options. The Committee has discretion to designate optionees and to determine the terms of the options granted, however option prices shall be fixed and not less than 100% of fair market value of the stock at the date of grant, and options may not be exercisable more than ten years after the date of grant. Stock options were granted to the management team for the same reasons noted above regarding discretionary bonuses.

In employing the foregoing three elements of compensation, the Compensation Committee considers the experience, prior compensation levels, personal perfor-mance, number and value of previously granted options, and other subjective factors relating to each individual and seeks to optimize the balance between base salary, short-term and long-term incentives. Compensation is generally weighted in favor of base salary.

The salary of Chief Executive Officer, Michael E. Henry was not changed this year, due to the fact that this was his first year in this position. The Chief Executive Officer received a discretionary bonus for similar reasons as noted above for the entire management team. Stock options on 40,000 shares were granted to Mr. Michael E. Henry this fiscal year.

Recent changes in U.S. income tax law have imposed a $1,000,000 cap on the deduction which may be taken with respect to any individual officer's compensa-tion. While current cash compensation paid to the Company's executive officers is substantially less than the cap, the ultimate value of stock options is not now known, and thus the cap may be important in some future year. The deduction cap has been considered by the Compensation Committee and we intend to take the steps necessary to conform the Company's compensation structure to comply with the cap if the issue arises in a future period.


                                      George R. Curry
                                      Burton O. George
                                      James J. Ellis
                                      Members of the Compensation Committee

COMPANY PERFORMANCE

The following graph presents a comparison for the five-year period ended June 30, 1995 of the market performance of the Company's common stock with the S&P 500 Index and an index of peer companies selected by the Company:


The following information depicts a line graph with the following values:

 Description          1990              1991              1992              1993              1994               1995
 Jack Henry &
 Associates,
 Inc.               $100.00           $241.58           $733.14           $1,283.76         $1,061.90          $1,983.01

 Peer Group Only    $100.00           $117.13           $136.67           $  206.92         $  214.78          $  316.07
 S & P Only         $100.00           $107.40           $121.80           $  138.40         $  140.35          $  176.94






*The above comparison assumes $100 was invested on July 1, 1990 and assumes reinvestment of dividends. Total returns are calculated according to market capitalization of peer group members at the beginning of each period. Peer companies selected are in the business of providing specialized computer software, hardware and related services to financial institutions and other businesses. Companies in the peer group are Banctec, Bisys Group, Broadway & Seymour, Cerner Corp., Continuum, Crawford & Co., Cybertek, Easel, Electronic Arts, First Data, First Financial, Fiserv, Hogan Systems, Keane, National Data, PC Quote, Primark, Rainbow Technology, Recognition Int., SCS/Compute, SEI Corp., Sterling Software and Verifone.






PROPOSAL 2

APPROVAL OF ADOPTION OF
1995 NON-QUALIFIED STOCK OPTION PLAN


Introduction

The Board of Directors believes that the Company and its stockholders have benefitted substantially over the years from the use of stock options as an effective means to secure, motivate and retain qualified and competent outside directors for the Company. In 1985, the Company adopted its first Non-Qualified Stock Option Plan for outside directors (the "Original NSOP"). The Original NSOP was amended several times to increase the number of shares available for the grant of options under the Plan and to change the amount of and method of granting options under the Plan. The most recent of these amendments was approved by the shareholders of the Company at the 1993 Annual Meeting. Options may only be granted under the Original NSOP until November 13, 1995 and the grant limitations with respect to existing outside directors have been reached. Because of the imminent expiration of the Original NSOP, and believing that a new plan is both necessary and appropriate for the Company to continue offering stock incentives in the form of stock options to current and future outside directors, the Board of Directors adopted the 1995 Non-Qualified Stock Option Plan (the "Plan") on August 25, 1995, subject to approval by the stockholders. If stockholder approval is obtained, the Plan will become effective on the date of the Annual Meeting.

The Board of Directors recommends that the stockholders vote "FOR" approval of adoption of the Plan. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of adoption of the Plan.

The principal features of the Plan are summarized below. The summary is qualified in its entirety by the full text of the Plan, which is set forth as Exhibit A to this Proxy Statement.

General

The purposes of the Plan are to obtain for the Company the benefits of the incentive inherent in the ownership of the Company's Common Stock by non-employee directors of the Company who are important to the success and the growth of the business of the Company, to help the Company retain the services of such persons, and to compensate such persons for their service on the Board of Directors.

The aggregate number of shares which may be issued, and as to which stock options may be granted, under the Plan is 200,000 shares of the Company's Common Stock, subject to proportionate adjustment in the event of stock splits and similar events. If any stock option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to the stock option will again be available for purposes of the Plan. The shares of the Company's Common Stock which may be issued under the Plan may be either authorized but unissued shares or treasury shares, or both. No director may be granted options to purchase more than 50,000 shares of the Company's Common Stock under the Plan.

Administration

The Plan is to be administered by the Non-Qualified Stock Option Committee consisting of no fewer than two members of the Board, none of whom shall be eligible to participate under the Plan. The Committee has the power to inter-pret and amend the Plan, subject to further approval by the stockholders for certain amendments relating to option shares, grants, pricing, term and eligi-bility. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan are subject to the determination of the Committee, which will be final and binding.

Notwithstanding the discretion to administer the Plan granted to the Committee, the selection of the directors to whom stock options are to be granted, the timing of stock option grants, the number of shares subject to any stock option, the exercise price of any stock option, and the term of any stock option are as set forth in the Plan. The Committee has no discretion as to these matters.

Stock Options

On the third business day following the day of each Annual Meeting of Stockhold-ers, each person who is then a member of the Board of Directors of the Company and who is not then an employee of the Company or any of its subsidiaries will be granted a non-statutory stock option (a stock option which does not qualify under Sections 422 or 423 of the Internal Revenue Code of 1986) to purchase 5,000 shares of Common Stock, subject to adjustment and substitution as set forth below. If the number of shares remaining available for the grant of stock options under the Plan on one of such days is not sufficient for each outside director to be granted an option for 5,000 shares, then each outside director shall be granted an option for a number of whole shares equal to the number of shares then remaining available under the Plan divided by the number of outside directors, disregarding any fraction of a share.

The option price for each stock option will be the fair market value of the Company's Common Stock on the date the stock option is granted. Fair market value, for this purpose, will generally be the last reported sale price of a share of the Common Stock on such date as recorded on the National Association of Securities Dealers' Automatic Quotation system ("NASDAQ"), or if no sale of Common Stock took place on such date, the last reported sale price of a share on the most recent day on which a sale of a share of Common Stock took place as recorded on NASDAQ. On August 18, 1995, the fair market value of a share of Common Stock, as so computed, was $16.625.

Options granted under the Plan may not become exercisable until 6 months after the date of grant. Subject to the foregoing 6 month rule, all options shall be vested and exercisable after the fourth anniversary of the Director's first election or appointment to the Board of Directors. For individuals who have served less than four continuous years, 25% all options shall vest after one year of service, 50% shall vest after two years, and 75% shall vest after three years of service on the Board. Notwithstanding the vesting schedule, any option granted under the Plan shall become exercisable in its entirety upon the death, illness, disability or retirement of the optionee. No portion of any option not theretofore exercisable shall become exercisable following the removal or termination of the optionee as a director of the Company, for any reason other than his death, illness, disability or retirement. No stock option may be exercised after the expiration of ten (10) years from the date of grant.

The option price for each stock option will be payable in full at the time of exercise of the option; however, in lieu of cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Company previously owned shares of the Company's Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased.

No stock option granted under the Plan is transferable other than by will or by the laws of dissent and distribution, and a stock option may be exercised during the optionee's lifetime only by the optionee.

If the Plan is adopted, each of the Company's non-employee directors (Mr. Curry, Mr.Ellis and Mr. George) elected at the Annual Meeting shall on November 3, 1995, be granted an option to purchase 5,000 shares hereunder.

Adjustment of Shares

If any changes made in the shares subject to the Plan or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapi-talization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments or substitutions shall be made by the Committee in or for such shares (including adjustments in the maximum number of shares subject to the Plan and the number of such shares and price per share subject to the Plan and the number of such shares and price per share subject outstanding options granted under the Plan) as the Committee, in its sole discretion shall deem equitable to prevent dilution or enlargement of option rights. In the case of any transaction, or series of transactions carried out within a period of twelve consecutive months, in which the Company is consolidated or merged with another corporation (other than a subsidiary or other affiliated company of the Compa-ny), or in which substantially all of the properties or assets of the Company are acquired by another person, firm or corporation, and in which the stockhold-ers of the Company receive either directly or indirectly, as consideration, cash and/or non-equity securities or a package which does not include an amount of equity securities equal to more than 20% in the aggregate value of such package as conclusively determined by the Committee, the Committee shall, alternatively, have the right to terminate all then outstanding options by causing written notice of such termination to be given to each optionee not less than 30 days prior to the date on which such consolidation, merger or acquisition is expected to become effective. In providing such notice, the Board of Directors may, in its discretion, with respect to options, waive the exercise installment restric-tions and permit such option or options to become immediately exercisable.

Amendment and Termination of the Plan

The Board may, from time to time, but not more often than once every six months, amend or modify the Plan in all respects, except that without stockholder approval no such amendment or modification may (a) increase the total number of shares reserved for options under the Plan; (b) change the option price from 100% of the fair market value on the date of grant; (c) change the class of outside directors eligible to receive options; or (d) extend the period of exercise beyond ten years from the date of grant. Rights and obligations under any option previously granted under the Plan may not be altered or impaired by any such amendment or modification of the Plan except upon consent of the person to whom such option was granted.

The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated, shall terminate at the close of business on November 30, 2005. Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom such option and right were granted.

Federal Income Tax Consequences

The following is a brief summary of the principal Federal income tax consequenc-es of the grant and exercise of non-statutory stock options under present law.

A director does not recognize any taxable income for Federal income tax purposes upon receipt of a non-statutory stock option.

Upon the exercise of a non-statutory stock option with cash, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is generally treated as compensation received in the year of exercise. If the option price is paid in whole or in part with shares of the Company's Common Stock, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remain-der of the shares received upon exercise, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, is generally treated as compensation received on the date of exercise. Directors are subject to special Federal income tax rules upon the exercise of a non-statutory stock option (i) if the exercise is within six months of the date of grant, or (ii) in the event the fair market value of the shares acquired is less than the option price on the date of exercise.

In each instance that an amount is treated as compensation received, the Company generally is entitled to a corresponding deduction in the same amount for compensation paid (provided that the total compensation paid to the optionee in such taxable year was reasonable).

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the annual meeting, a quorum being present, is necessary for the approval of the adoption of the Plan. The aggregate number of shares for which a vote "FOR," "AGAINST" or "ABSTAIN" is made is counted for the purpose of determining the minimum number of affirmative votes required for approval, and the total number of votes cast "FOR" approval is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "AGAINST" the matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE 1995 NON-QUALIFIED STOCK OPTION PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE APPROVAL OF THE ADOPTION OF THE PLAN UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF "AGAINST" OR "ABSTAIN".





INDEPENDENT AUDITORS

Baird, Kurtz and Dobson, certified public accountants, served as independent auditors for the Company for the year ended June 30, 1995. The Company has not selected its auditors for the current year, because the Company does not select its auditors until after the final Audit Committee meeting on the prior year's examination is held. Representatives of Baird, Kurtz and Dobson are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.


STOCKHOLDER PROPOSALS

Stockholders who intend to present proposals at the Company's 1996 Annual Meeting of Stockholders must submit their proposals to the Company's Secretary on or before June 2, 1996.

COST OF SOLICITATION AND PROXIES

Proxy solicitation is being made by mail, although it may also be made by telephone, telegraph or in person by officers, directors and employees of the Company not specifically engaged or compensated for that purpose. The Company will bear the entire cost of the Annual Meeting, including the cost of prepar-ing, assembling, printing and mailing the Proxy Statement, the Proxy and any additional materials furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians for forwarding to the beneficial owners of shares held of record by them and, upon their request, such persons will be reimbursed for their reasonable expenses incurred in completing the mailing to such beneficial owners.


FINANCIAL STATEMENTS

Financial statements of the Company are contained in the 1995 Form 10-K which accompanies this Proxy Statement. Incorporated herein by reference are the financial statements contained in such Form 10-K.


OTHER MATTERS

The Board of Directors knows of no matters that are expected to be presented for consideration at the 1995 Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon in accordance with their best judgment.

                                                  By Order of the Board of
Directors



                                      Michael E. Henry
                                      Chairman of the Board

Monett, Missouri
September 27, 1995



A copy of the Company's Annual Report on Form 10-K is attached hereto.  Exhibits
to Form 10-K, listed on Pages and   thereof, have been omitted.  The Company
will furnish a copy of any exhibit subject to charge upon written request directed to Terry W. Thompson, Chief Financial Officer, Jack Henry & Associates, Inc., 663 Highway 60, Post Office Box 807, Monett, Missouri, 65708.








                                     Exhibit A

                          JACK HENRY & ASSOCIATES, INC.
                      1995 NON-QUALIFIED STOCK OPTION PLAN


     Jack Henry & Associates, Inc. (the "Company"), a Delaware corporation, hereby formulates and adopts the following 1995 Non-Qualified Stock Option Plan (the "Plan") for non-employee directors of the Company.

1. Purpose. The purpose of the Plan is to obtain for the Company the benefits of the additional incentive inherent in the ownership of Common Stock, $.01 par value per share, of the Company ("Common Stock"), by selected non-employee directors of the Company who are important to the success and the growth of the business of the Company, to help the Company retain the services of such persons, and to compensate such persons for their service on the Board of Directors.

2. Stock Option Committee. The Board of Directors of the Company shall appoint from among its members a Non-Qualified Stock Option Committee (the "Committee"), consisting of no fewer than two directors, none of whom shall be eligible to participate under the Plan. The Committee shall select one of its members as Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. A majority of the whole Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors of the Company; and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Directors.

3. Stock Subject to Options. Subject to the provisions of paragraph 13, the number of shares of Common Stock subject at any one time to options granted under the Plan plus the number of such shares then outstanding pursuant to exercises of options granted under the Plan shall not exceed an aggregate of 200,000 shares. If and to the extent that options granted under the Plan terminate or expire in accordance with paragraph 8 without having been exer-cised, new options may be granted with respect to the shares covered by such terminated or expired options, provided that the granting and terms of such new options shall in all respects comply with the provisions of the Plan.

     There shall be reserved at all times for sale under the Plan a number of shares of Common Stock (either authorized and unissued shares or shares held in the Company's treasury, or both) equal to the maximum number of shares which may be purchased pursuant to options granted or that may be granted under the Plan.

     Shares transferred by the Company upon the exercise of any option granted under the Plan may be shares of authorized and unissued Common Stock, shares of issued Common Stock held in the Company's treasury, or both.

4. Administration. The Committee shall have the authority and responsibili-ty, within the limitations of the Plan, as amended or modified from time to time, to calculate the "fair market value" of shares subject to grant in accordance with paragraph 7, the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for administering the Plan.

     Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors or the Executive Committee thereof; provided, however, that such powers and functions of the Committee may be exercised by the Board of Directors or the Executive Committee, as the case may be, only if, at the time of such exercise, a majority of the members of the entire Board of Directors or the Executive Committee, as the case may be, and a majority of the directors acting in the particular matter, are not eligible to participate under the Plan.

5. Eligible Participants. Options may be granted under the Plan only to outside directors of the Company. An "outside director" shall mean a director who is not at the time of the grant of any option under the Plan to him, nor at any time within one year prior thereto, an employee of the Company. An outside director receiving any option under the Plan is hereinafter referred to as an "Optionee".



6.   Grant of Options.

    (a) Annual Grants. On the third business day following the day of each annual meeting of the stockholders of the Company, each outside director shall automatically and without further action of the Board or the Committee be granted a non-statutory stock option (a stock option which does not qualify under Sections 422 or 423 of the Internal Revenue Code of 1986) to purchase 5,000 shares of Common Stock, subject to adjustment and substitution as set forth below. If the number of shares then remaining available for the grant of stock options under the Plan is not sufficient for each outside director to be granted an option for 5,000 shares (or the number of adjusted or substituted shares), then each outside director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of outside directors, disregarding any fractions of a share.

    (b) Grant Limitation. Notwithstanding any other provision of this Plan, no outside director may be granted options to purchase more than 50,000 shares of Common Stock pursuant to the Plan.

7.   Price.

    (a) The option price of each share of Common Stock purchasable under any option granted under the Plan shall be 100% of the "fair market value" thereof at the time the option is granted.

    (b) The option price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below: (1) full payment by certified check payable to the Company; (2) full payment in shares of Common Stock having a fair market value on the Exercise Date (as such term is defined below) equal to the option price, which shares shall have been held for more than six months by the individual; or (3) any combination of certified check payable to the Company and/or shares of Common Stock valued at fair market value on the Exercise Date, equal in the aggregate to the option price. For purposes of this subsection (b), the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Company, together with payment of the option price for the purchased shares.

    (c) The "fair market value" of a share on a particular date shall be: (1) if shares of Common Stock are listed on such date on one or more national securities exchanges or the National Market System of the National Association of Securities Dealers, Inc. ("NASD"), the last reported sale price of a share on such date as recorded on the composite tape system or on the National Associa-tion of Securities Dealers Automatic Quotation System ("NASDAQ"), or if no sale of Common Stock took place on such date, the last reported sale price of a share on the most recent day on which a sale of a share took place as recorded by such system or on such exchange, as the case may be; or (2) if Common Stock is not listed on such date on any national securities exchange or the National Market System of the NASD, the mean between the last closing bid and asked quotations of a share of Common Stock on such date (or if none, on the most recent date on which there were bid and asked quotations of a share), as reported by NASDAQ, the National Quotation Bureau, Incorporated, or other similar service selected by the Board of Directors or the Committee.

8. Exercisability, Vesting and Duration of Options. No option granted under the Plan shall be exercisable until six months after the date of grant. Subject to the foregoing, all options granted under the Plan shall be fully vested and exercisable after the fourth anniversary of the date of the director's first election or appointment to the Board of Directors of the Company (the "Initial Service Date"). For directors who have served less than four continuous years, and subject to the first sentence of this paragraph 8, options granted under the Plan shall vest and become exercisable as follows:

    (A.)   with respect to 25% of the shares subject to option, after the expiration of one year from the Initial Service Date;

    (B.)   with respect to 50% of the shares subject to option, after the expiration of two years from the Initial Service Date;

    (C.)   with respect to 75% of the shares subject to option, after the expiration of three years from the Initial Service Date.

Provided, however, that any option granted under the Plan shall become exercis-able in its entirety upon the death, illness, disability or retirement of the Optionee; and provided further that no portion of any option not theretofore exercisable shall become exercisable following the removal or termination of the Optionee as a director of the Company, for any reason other than his or her death, illness, disability or retirement.

     The unexercised portion of any vested option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following: (i) the expiration of ten years from the date on which such option was granted; (ii) the expiration of one year following the issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Optionee, if the Optionee's death occurs during his term as a director of the Company; or (iii) the surrender by the Optionee to the Company of any such option (whether or not in exchange for any other option).

9. Exercise of Options. Options granted under the Plan shall be exercised by the Optionee (or by his executors or administrators, as provided in paragraph
10) as to all or part of the shares covered thereby, by the giving of written notice of the exercise thereof to the Company at its principal business office, specifying the number of shares to be purchased, specifying a business day, not less than 10 days nor more than 15 days from the date such notice is given, for the payment of the purchase price against delivery of the shares being purchased and specifying the method of payment of such purchase price.

     Subject to the provisions of paragraph 17, the Company shall cause certifi-cates for the shares so purchased to be delivered to the Optionee or his executors or administrators at its principal business office, against payment of the full purchase price, on the date specified in the notice of exercise.

10. Non-Transferability of Options. No option granted under the Plan shall be transferable by the Optionee other than by Will, or if the grantee dies intes-tate by the laws of descent and distribution. During the lifetime of an Optionee, he alone may exercise his options.

     In the event of the Optionee's death during his term as a director of the Company, his options shall thereafter be exercisable, as provided in subpara-graph 8(ii), by such person(s) entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee.

11.  Rights of Optionee.  Neither the Optionee nor his executors or administra-

tors shall have any of the rights of a stockholder of the Company with respect to the shares subject to an option granted under the Plan until certificates for such shares shall have been issued upon the exercise of such option.

12. Right to Terminate. Nothing in the Plan or in any option granted under the Plan shall confer upon any Optionee the right to continue as a director of the Company or affect the right of the stockholders of the Company to terminate the Optionee as a director at any time, or the right of the Board of Directors to elect or remove directors, subject, however, to the provisions of Delaware law.

13. Adjustment of Shares. If any change is made in the shares subject to the Plan or subject to any option granted under the Plan (through merger, consolida-tion, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments or substitutions shall be made by the Committee in or for such shares (including adjustments in the maximum number of shares subject to the Plan and the number of such shares and price per share subject to the Plan and the number of such shares and price per shares subject to outstanding options) as the Committee in its sole discretion shall deem equitable to prevent dilution or enlargement of option rights; provided, however, that in the case of any transaction (or series of transactions carried out within a period of twelve consecutive months) in which the Company is consolidated or merged with another corporation (other than a subsidiary or other affiliated company of the Company), or in which substantially all of the properties or assets of the Company are acquired by another person, firm or corporation (other than one or more subsidiaries or other affiliated companies of the Company), and in which the stockholders of the Company receive, either directly or indirectly, as consideration, cash and/or non-equity securities or a package which does not include an amount of equity securities (as defined in Section 3(a)(11) of the Exchange Act) equal to more than 20% of the aggregate value of such package as conclusively determined by the Committee, the Committee shall, alternatively, have the right to terminate all then outstanding options (in which event such options shall not be subject to the above described adjustments) by causing written notice of such termination to be given to each Optionee not less than 30 days prior to the date on which such consolidation, merger or acquisition is expected to become effective and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such consolidation, merger or acquisition. In providing such notice, the Board of Directors may, in its discretion, with respect to options, waive the restrictions on exercise pursuant to paragraph 8 and permit such option or options to become immediately exercisable. Such notice shall be deemed duly given when delivered personally, or mailed first-class postage prepaid, to each Optionee at his address appearing in the records of the Company, and failure to give such notice to any Optionee, or any defect therein, shall not affect the termination of an option held by any other Optionee.

14. Amendment of the Plan. The Board may, from time to time, but not more often than once every six months, amend or modify the Plan in all respects, except that without stockholder approval no such amendment or modification may
(a) increase the total number of shares reserved for options thereunder (other than an increase merely reflecting an adjustment as described in paragraph 13),
(b) change the option price from 100% of the "fair market value" on the date of grant, (c) change the class of outside directors eligible to receive options, or
(d) extend the period of exercise beyond ten years from the date of grant. Rights and obligations under any option previously granted under the Plan may not be altered or impaired by any such amendment or modification of the Plan except upon consent of the person to whom such option was granted.

15. Termination or Suspension of the Plan. The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated, shall terminate at the close of business on November 30, 2005. An option may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom such option and right were granted.

16. Form of Agreements with Optionees. Subject to the limitations of the Plan as amended or modified from time to time, every option granted under the Plan shall be in such form and shall contain such terms and conditions (which need not be identical) as the Committee, in its discretion, may determine. The rights and obligations under any such form of option granted under the Plan shall not be altered or impaired, except upon consent of the person to whom such option and right were granted.

17. Purchase for Investment. If the Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require the Optionee, upon any exercise of an option granted hereunder or any portion thereof and as a condition to the Company's obligation to deliver certificates representing the shares subject to exercise, to execute and deliver to the Company a written statement, in form satisfactory to legal counsel for the Company, representing and warranting that his purchase or receipt of shares of Common Stock upon exercise thereof shall be for his own account, for investment and not with a view to the resale or distribution thereof and that any subse-quent offer for sale or sale of any such shares shall be made either pursuant to
(a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold or
(b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Optionee shall, prior to any offer for sale or sale of such shares, obtain a favorable written option from counsel for or approved by the Company as to the availability of such exemption.

     The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Optionee upon exercise of any option granted under the Plan and may issue "stop transfer" instructions to its transfer agent in respect of such shares.

18. Listing of Shares and Related Matters. If at any time the Board of Directors shall determine, in its sole discretion, that the listing, registra-tion or qualification of the shares covered by the Plan upon any national securities exchange or market system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

19. Governing Law. The Plan and all options which may be granted under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware from time to time obtaining.

20. Gender. Unless the context of the Plan otherwise requires, the masculine, feminine or neuter gender each shall include the other genders and the singular shall include the plural.

21. Effective Date of Plan. The Plan shall become effective upon approval by the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at a duly called and convened meeting of such holders.









































Proxy Card Description

                                      PROXY
                          Jack Henry & Associates, Inc
                                 663 Highway 60
                                  P. O. Box 807
                             Monett, Missouri  65708

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Michael E. Henry and Michael R. Wallace as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Jack Henry & Associates, Inc. held on record by the undersigned on September 25, 1995, at the annual meeting of shareholders to be held on October 31, 1995 or any adjournment thereof.

1.  ELECTION OF DIRECTORS

           FOR all nominees listed below (except as marked to contrary below)


           WITHHOLD AUTHORITY to vote for all nominees listed below


(Instruction:  To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below)

    J. Henry, J. Hall, M. Henry, J. Ellis, B. George, G. Curry, M. Wallace, W. Caraway


2.  PROPOSAL TO APPROVE THE ADOPTION OF THE 1995 NON-QUALIFIED STOCK OPTION
PLAN.

           FOR
           AGAINST
           ABSTAIN

3.  In their discretion the Proxies are authorized to vote upon such other
business as may properly come before the     meeting.

                          (IMPORTANT - see other side)

 This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. if no direction is made, this proxy will be voted for Proposal 1 and Proposal 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administra-tor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           DATED:                    , 1995
                           Signature
                           Signature if held jointly

                           PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.